Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this pre-effective Amendment No. 2 to Registration Statement No. 333-168277 on Form S-1 of our report dated January 10, 2011, relating to the statement of financial condition of ETFS Asian Gold Trust, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

New York, New York
January 10, 2011